Exhibit 99.1

Nara Bancorp Reports Financial Results for Second Quarter 2011

Q2 2011 Summary:

  Net income of $0.14 per diluted common share
  Gross loans receivable increased $48.3 million during the quarter
  Non-performing assets declined 30% to $55.6 million from the prior quarter
  $25.6 million of problem loans sold during the quarter
  Net interest margin improved three basis points to 4.16% from the prior quarter
  Efficiency ratio improved to 46% from 50% in the prior quarter

LOS ANGELES--(BUSINESS WIRE)--July 25, 2011--Nara Bancorp, Inc. (the “Company”) (NASDAQ: NARA), the holding company of Nara Bank (the “Bank”), reported net income available to common stockholders of $5.2 million, or $0.14 per diluted common share, for the second quarter 2011, compared to net loss available to common stockholders of ($17.0) million, or ($0.45) per diluted common share, for the second quarter 2010, and net income available to common stockholders of $5.7 million, or $0.15 per diluted common share, for the first quarter 2011.

Alvin Kang, President and Chief Executive Officer, said, “We executed well on a number of key initiatives during the second quarter, which resulted in solid financial results. Our continued emphasis on building our commercial lending presence helped drive our highest level of loan production in six quarters, while also generating strong growth in core deposits from new commercial relationships. Our strong capital position also enabled us to accelerate our disposition of problem assets, which substantially improved our asset quality metrics. Non-performing assets to total assets declined to 1.87% from 2.70% at the prior quarter-end. We believe we can continue generating prudent balance sheet growth and making further improvement in our asset quality, which should enable us to continue being solidly profitable.”

Financial Highlights

	2011	2010	2011
	Second Quarter	Second Quarter	First Quarter
	(Dollars in thousands)
Net income (loss)	$6,318	$(15,877)	$6,746
Net income (loss) available to common stockholders	$5,243	$(16,950)	$5,671
Diluted earnings (loss) per share	$0.14	$(0.45)	$0.15
Net interest income	$29,331	$26,808	$28,883
Net interest margin	4.16%	3.86%	4.13%
Non-interest income	$7,684	$3,460	$4,510
Non-interest expense	$16,886	$15,967	$16,695
Net loans receivable	$2,142,750	$2,063,726	$2,090,773
Deposits	$2,232,180	$2,130,389	$2,176,098
Non-performing loans (excludes accruing restructured loans) *	$35,385	$48,019	$46,961
Non-performing loans (includes accruing restructured loans) *	$51,172	$81,969	$76,380
ALLL to gross loans *	2.73%	2.98%	2.96%
ALLL to non-performing loans (excludes accruing restructured loans) *	169%	131%	135%
ALLL to non-performing loans (includes accruing restructured loans) *	117%	77%	83%
ALLL to non-performing assets *	107%	73%	80%
Provision for loan losses	$10,047	$42,323	$5,262
Efficiency ratio **	45.62%	52.75%	50.00%

* Excludes the guaranteed portion of delinquent SBA loans totaling $12.4 million, $15.8 million and $14.2 million at second quarter 2011, second quarter 2010 and first quarter 2011, respectively.

** See non-interest income and non-interest expense discussion below for detail.

Operating Results for Second Quarter 2011

Net Interest Income and Net Interest Margin. Second quarter 2011 net interest income before provision for loan losses was $29.3 million, an increase of 9% from second quarter 2010. The increase in net interest income was due primarily to an improvement in the net interest margin.

Second quarter 2011 net interest margin (net interest income divided by average interest-earning assets) increased 30 basis points to 4.16% from 3.86% for second quarter 2010. The improvement in the net interest margin was primarily due to lower rates paid on time deposits and interest-bearing demand deposits. The cost of time deposits decreased to 1.20% for second quarter 2011 from 1.49% for second quarter 2010. The cost of interest-bearing demand deposits also decreased to 0.87% for second quarter 2011 from 1.08% for second quarter 2010.

The weighted average yield on the loan portfolio for second quarter 2011 decreased 10 basis points to 6.07% from 6.17% for the same period last year. At June 30, 2011, fixed rate loans were 45% of the loan portfolio, compared to 51% at June 30, 2010, reflecting the emphasis on variable rate C&I lending. The weighted average yield on the variable rate and fixed rate loan portfolios (excluding loan discount accretion) at June 30, 2011 was 4.91% and 7.06%, respectively, compared to 4.76% and 7.19% at June 30, 2010.

The weighted average yield on securities available-for-sale for second quarter 2011 increased 65 basis points to 3.16% from 2.51% for the same period 2010. The increase was primarily attributable to a higher level of premium amortization for FNMA and FHLMC mortgage related securities in second quarter 2010. The higher level of premium amortization was due to accelerated prepayments resulting from the buyouts of seriously delinquent mortgage loans from the special purpose entities of FNMA and FHLMC.

The weighted average cost of deposits for second quarter 2011 decreased 26 basis points to 0.93% from 1.19% for the same period last year, driven primarily by the decrease in the cost of time deposits and interest-bearing demand deposits and the increase in the average balance of non-interest bearing demand deposits.

The weighted average cost of FHLB advances for second quarter 2011 decreased 19 basis points to 3.23% for second quarter 2011, compared to 3.42% for second quarter 2010, as maturing advances with higher rates were paid in full or refinanced at lower rates.

Following are the weighted average rate data on a spot rate basis at June 30, 2011 and 2010:

	June 30,
	2011	2010
Weighted average loan portfolio yield (excluding discounts)	5.89%	5.99%
Weighted average available-for-sale securities portfolio yield	3.29%	2.93%
Weighted average cost of deposits	0.89%	1.07%
Weighted average cost of total interest-bearing deposits	1.11%	1.28%
Weighted average cost of FHLB advances	3.19%	3.42%
Net interest margin	4.05%	3.83%

Second quarter 2011 net interest income before provision for loan losses increased $448 thousand, or 2%, from first quarter 2011. The increase was attributable to an improvement in the net interest margin, which increased 3 basis points. This was offset by a slight decrease of $6.5 million in average net interest earning assets from first quarter 2011. The increase in net interest margin resulted primarily from an increase in yield on securities available-for-sale and a reduction in the weighted average cost of interest-bearing liabilities.

Non-interest Income. Second quarter 2011 non-interest income was $7.7 million, an increase of $4.2 million, or 122%, compared to second quarter 2010. The increase was primarily due to an increase of $4.0 million in net gains on sales of SBA loans. Net gains on sale of SBA loans were $4.4 million for second quarter 2011, an increase of $4.0 million from $329 thousand for the same quarter of 2010. The increase reflected higher levels of SBA loan production and sales. Of the net gains of $4.4 million, $1.5 million was due to recognition of deferred gains from sales of $15.3 million in SBA loans during first quarter 2011, and $2.9 million was from sales of $31.7 million in SBA loans during second quarter of 2011.

Non-interest income increased $3.2 million, or 70%, from first quarter 2011. The increase was primarily due to the increase of $3.2 million in the net gains on sale of SBA loans.

Non-interest Expense. Second quarter 2011 non-interest expense was $16.9 million, an increase of $919 thousand, or 6%, from $16.0 million for the same period last year. The increase was primarily due to increases in salaries and benefits expense, partially offset by a decrease in credit related expense.

Salaries and benefits expense increased $1.6 million, or 28%, to $7.6 million for second quarter 2011, compared to $6.0 million for the same quarter of 2010. The increase is due to an increase in the number of full-time equivalent (FTE) employees, which increased to 369 at June 30, 2011 from 347 at June 30, 2010, an increase of $546 thousand in vacation and bonus accrual, an increase of $146 thousand in group insurance expense due to the increase in premium costs, and an increase of $141 thousand in 401(k) plan contributions, as the Company reinstated the company matching program effective January 1, 2011. The year-over-year increase in FTE employees was due to a number of factors including the opening of two new branches in our Eastern Region, the addition of business development and servicing staff, and increasing our staffing in Information Technology and Risk Management.

Credit related expense decreased $738 thousand, or 42%, to $1.0 million for second quarter 2011, compared to $1.7 million for the same period last year. The decrease was primarily due to higher OREO valuation allowances in second quarter 2010.

Income Taxes. The effective income tax provision (benefit) rate was 37%, (43%) and 41% for second quarter 2011 and 2010 and first quarter 2011, respectively. The lower provision rate for the second quarter 2011 and higher benefit rate for the second quarter of 2010 was due to the impact of tax credits.

Balance Sheet Summary

Gross loans receivable increased $48.3 million to $2.20 billion at June 30, 2011 from $2.15 million at March 31, 2011. New loan production was $116.1 million during second quarter 2011, compared to $88.1 million during first quarter 2011, and $102.4 million during second quarter 2010. Total loan pay-offs, pay-downs, amortization and other adjustments totaled $67.8 million during second quarter 2011, compared to $81.7 million during first quarter 2011 and $139.0 million during second quarter 2010.

Total deposits increased $56.1 million to $2.23 billion at June 30, 2011 from $2.18 billion at March 31, 2011. The increase was driven by $30 million growth in non-interest bearing demand deposits and $22 million growth in money market accounts.

Credit Quality

The Company recorded a provision for loan losses of $10.0 million in second quarter 2011, compared to $42.3 million for the same period of the prior year and $5.3 million in first quarter 2011. The larger provision for loan losses for second quarter 2011 compared to first quarter 2011 reflects an increase in problem loans sold at a discount in order to more quickly resolve problem loans.

During the second quarter 2011, the Company completed or entered into loan sale contracts totaling $25.6 million, compared to $2.7 million during the first quarter 2011. Loans totaling $10.5 million, against which the Company had a $2.8 million reserve, were sold in private transactions at a discount of 27% or $2.9 million. The remaining $15.1 million of loans, against which the Company had a $1.4 million reserve, were sold in a pool transaction at a discount of 52%, or $7.9 million. The larger discount on the loan pool sale was primarily due to diverse location, loan types and loan size. The Company determined that the sale of problem loans was a better alternative than holding such loans, which would have required a long workout period.

Total Watchlist loans, defined as Special Mention and Classified loans, were $137.1 million at June 30, 2011, a decrease from $168.5 million at March 31, 2011. Watchlist loans decreased $31.4 million primarily due to the sale of 21 loans totaling $23.9 million. Classified loans decreased to $121.7 million at June 30, 2011 from $147.2 million at March 31, 2011. Classified loans decreased $25.5 million primarily due to the sale of 16 loans totaling $18.2 million.

Total delinquent loans, 30 to 89 days past due, were $3.3 million at June 30, 2011, compared to $8.4 million at March 31, 2011. The decrease in early delinquencies was the result of $3.4 million in loans becoming current during the second quarter 2011.

Non-performing loans (loans past due 90 days or more and non-accrual loans) at June 30, 2011 were $35.4 million, or 1.62% of total loans, compared to $47.0 million, or 2.19% of total loans, at March 31, 2011. The decrease was primarily due to the sale of 11 non-performing loans totaling $11.0 million. Non-Performing loans including accruing TDR were $51.2 million, or 2.34% of total loans, compared to $76.4 million, or 3.57% of total loans, at March 31, 2011.

Non-performing assets at June 30, 2011 were $55.6 million, or 1.87% of total assets, compared to $79.1 million, or 2.70% of total assets, at March 31, 2011. The $23.5 million decrease in non-performing assets was due to an $11.6 million net reduction in non-accrual loans ($11.0 million of which was attributable to the loan sales) and a $13.6 million net reduction in accruing TDRs ($7.2 million of which was attributable to the loan sales). These reductions were offset by a slight increase in OREO assets. The coverage ratio of the allowance for loan losses to non-performing assets was 107% at June 30, 2011, compared to 80% at March 31, 2011.

Net loan charge-offs during the second quarter 2011 were $13.7 million, or 2.50% of average loans on an annualized basis, compared to $4.2 million, or 0.78%, during the first quarter 2011. Charge-offs of $10.4 million resulted from the discounts on loans sold. Excluding the loan sales, the net charge-offs would have been $3.3 million with an average individual loan net charge-off of $73 thousand during the quarter. CRE and C&I loan charge-offs were 89.4% and 10.8%, respectively, of total charge-offs.

The allowance for loan losses at June 30, 2011 was $59.7 million, or 2.73% of gross loans receivable (excluding the guaranteed portion of delinquent SBA loans and loans held for sale), compared to $63.3 million, or 2.96%, at March 31, 2011. The coverage ratio of the allowance for loan losses to non-performing loans increased to 169% at June 30, 2011, compared to 135% at March 31, 2011.

Impaired loans (defined as loans for which it is probable that not all principal and interest payments due will be collectible according to contractual terms) at June 30, 2011 were $76.2 million, a net decrease of $33.4 million from $109.6 million at March 31, 2011. This net decrease in impaired loans is primarily due to the sale of 16 impaired loans, totaling $18.2 million, and the return of eight loans totaling $10.0 million to non-impaired status. The return to non-impaired status was based on the review of current financial information and payment performance.

Specific reserves for impaired loans were $13.2 million, or 17.32% of the aggregate impaired loan amount at June 30, 2011, compared to $18.5 million, or 16.87%, at March 31, 2011. Excluding specific reserves for impaired loans, the allowance coverage on the remaining loan portfolio was 2.20% at June 30, 2011, compared to 2.21% at March 31, 2011.

Capital

At June 30, 2011, the Company continued to be in excess of the regulatory capital requirements to be classified as a “well-capitalized” institution. The Leverage Ratio was 13.32% at June 30, 2011, compared to 12.92% at March 31, 2011. The Tier 1 Risk-based Ratio was 16.42% at June 30, 2011, compared to 16.47% at March 31, 2011. The Total Risk-based Ratio was 17.69% at June 30, 2011, compared to 17.74% at March 31, 2011.

At June 30, 2011, tangible common equity represented 10.21% of tangible assets, compared to 10.08% of tangible assets at March 31, 2011. Tangible common equity per share was $7.94 at June 30, 2011, compared to $7.75 at March 31, 2011.

Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and net other intangible assets divided by total assets less goodwill and net other intangible assets. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital. See the accompanying financial information for a reconciliation of the ratio of tangible common equity to tangible assets with stockholders' equity and total assets.

Conference Call and Webcast

A conference call with simultaneous webcast to discuss the Company's second quarter 2011 financial results will be held tomorrow, July 26, 2011 at 9:30 am Pacific / 12:30 pm Eastern. Interested participants and investors may access the conference call by dialing 877-941-0844 (domestic) or 480-629-9645 (international), conference ID# 4455968. There will also be a live webcast of the call available at the Investor Relations section of Nara Bank's web site at www.narabank.com.

After the live webcast, a replay will remain available in the Investor Relations section of Nara Bancorp's web site. A replay of the call will be available at 800-406-7325 (domestic) or 303-590-3030 (international) through August 3, 2011, conference ID# 4455968.

About Nara Bancorp, Inc.

Nara Bancorp, Inc. is the parent company of Nara Bank, which was founded in 1989. Nara Bank is a full-service community bank headquartered in Los Angeles, with 23 branches and one loan production office in the United States. Nara Bank operates full-service branches in California, New York and New Jersey, and a loan production office in Texas. Nara Bank was founded specifically to serve the needs of Korean-Americans. Presently, Nara Bank serves a diverse group of customers mirroring its communities. Nara Bank specializes in core business banking products for small and medium-sized companies, with an emphasis in commercial real estate and business lending, SBA lending and international trade financing. Nara Bank is a member of the FDIC and is an Equal Opportunity Lender.

Additional Information and Where to Find It

In connection with the proposed merger of Nara Bancorp, Inc. and Center Financial Corporation, we have filed a registration statement on Form S-4 (Registration No. 333-173511), and two amendments thereto with the Securities and Exchange Commission (“SEC”), that includes a joint proxy statement/prospectus of Nara Bancorp and Center Financial, as well as other relevant documents concerning the proposed merger. Stockholders are urged to read the registration statement and the joint proxy statement/prospectus regarding the merger and any other relevant documents filed with the SEC as well as any amendments or supplements to them, because they contain or will contain important information about the merger. You may obtain a free copy of the joint proxy statement/prospectus, as well as other filings containing information about Nara Bancorp and Center Financial at the SEC's Internet site (www.sec.gov). You may also obtain these documents, free of charge, from Nara at www.narabank.com under the tab “Investor Relations” and then under the heading “SEC Filings” or from Center Financial at www.centerbank.com under the tab “Investor Relations” and then under the heading “SEC Filings.”

Participants in Solicitation

Nara Bancorp, Center Financial and their respective directors, executive officers, management and employees may be deemed to be participants in the solicitation of proxies in respect of the merger. Information concerning Nara Bancorp's participants is set forth in its Form 10-K Annual Report filed with the SEC for the year ended December 31, 2010, as amended by Form 10-K/A filed with the SEC on April 26, 2011. Information concerning Center Financial's participants is set forth in its Form 10-K Annual Report filed with the SEC for the year ended December 31, 2010, as amended by Form 10-K/A filed with the SEC on April 29, 2011. Additional information regarding the interests of participants of Nara Bancorp and Center Financial in the solicitation of proxies in respect of the merger is included in the registration statement and joint proxy statement as amended and filed with the SEC.

Forward-Looking Statements

This press release contains forward-looking statements, including statements about future operations and projected full-year financial results that are subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statements. These risks and uncertainties include but are not limited to economic, competitive, governmental and technological factors affecting the Company's operations, markets, products, services, and pricing. Readers should carefully review the risk factors and the information that could materially affect the Company's financial results and business, described in documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly reports on Form 10-Q and Annual Reports on Form 10-K, and particularly the discussions of business considerations and certain factors that may affect results of operations and stock price set forth therein. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to revise or publicly release the results of any revision to these forward-looking statements.

Nara Bancorp, Inc.
Consolidated Statements of Financial Condition
Unaudited (Dollars in Thousands, Except per Share Data)

Assets	6/30/2011	3/31/2011	% change	12/31/2010	% change	6/30/2010	% change

Cash and due from banks	$171,129	$135,341	26%	$172,331	-1%	$203,135	-16%
Securities available for sale, at fair value	472,420	512,000	-8%	528,262	-11%	426,158	11%
Federal Home Loan Bank and Federal Reserve Bank stock	22,657	23,382	-3%	24,084	-6%	25,556	-11%
Loans held for sale, at the lower of cost or fair value	27,120	40,688	-33%	26,927	1%	41,472	-35%
Loans receivable	2,202,446	2,154,113	2%	2,147,745	3%	2,126,714	4%
Allowance for loan losses	(59,696)	(63,340)	6%	(62,320)	4%	(62,988)	5%
Net loans receivable	2,142,750	2,090,773	2%	2,085,425	3%	2,063,726	4%
Accrued interest receivable	8,069	8,731	-8%	8,648	-7%	8,272	-2%
Premises and equipment, net	9,938	10,540	-6%	10,915	-9%	10,896	-9%
Bank owned life insurance	24,489	24,301	1%	24,117	2%	23,768	3%
Goodwill	2,509	2,509	0%	2,509	0%	2,509	0%
Other intangible assets, net	379	456	-17%	534	-29%	788	-52%
Other assets	85,828	77,422	11%	79,544	8%	94,785	-9%
Total assets	$2,967,288	$2,926,143	1%	$2,963,296	0%	$2,901,065	2%

Liabilities

Deposits	$2,232,180	$2,176,098	3%	$2,176,114	3%	$2,130,389	5%
Borrowings from Federal Home Loan Bank	300,000	300,000	0%	350,000	-14%	350,000	-14%
Subordinated debentures	39,268	39,268	0%	39,268	0%	39,268	0%
Secured borrowings	-	15,308	-100%	11,758	-100%	3,325	-100%
Accrued interest payable	3,382	4,733	-29%	4,830	-30%	3,863	-12%
Other liabilities	19,919	26,400	-25%	22,763	-12%	22,591	-12%
Total liabilities	2,594,749	2,561,807	1%	2,604,733	0%	2,549,436	2%

Stockholders' Equity

Preferred stock, $0.001 par value; authorized 10,000,000 undesignated shares; issued and outstanding 67,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A with a liquidation preference of $67,428,000 at June 30, 2011, March 31, 2011, December 31, 2010 and June 30, 2010	67,000	67,000	0%	67,000	0%	67,000	0%
Preferred stock discount	(2,321)	(2,559)	9%	(2,797)	17%	(3,269)	29%
Common stock, $0.001 par value; authorized, 100,000,000 shares at June 30, 2011, March 31, 2011 and December 31, 2010 and 40,000,000 shares at June 30, 2010, respectively; issued and outstanding, 38,097,327, 37,993,327, 37,983,027 and 37,956,527 shares at June 30, 2011, March 31, 2011, December 31, 2010 and June 30, 2010, respectively	38	38	0%	38	0%	38	0%
Capital surplus	172,066	171,397	0%	171,364	0%	171,080	1%
Retained earnings	131,275	126,032	4%	120,361	9%	111,338	18%
Accumulated other comprehensive income, net	4,481	2,428	85%	2,597	-73%	5,442	18%
Total stockholders' equity	372,539	364,336	2%	358,563	4%	351,629	6%

Total liabilities and stockholders' equity	$2,967,288	$2,926,143	1%	$2,963,296	0%	$2,901,065	2%

Nara Bancorp, Inc.
Consolidated Statements of Income (Loss)
Unaudited (Dollars in Thousands, Except for Per Share Data)

	Three Months Ended					Six Months Ended,
	6/30/2011	6/30/2010	% change	3/31/2011	% change	6/30/2011	6/30/2010	% change

Interest income:
Interest and fees on loans	$33,150	$33,510	-1%	$33,085	0%	$66,235	$66,858	-1%
Interest on securities	3,965	2,884	37%	3,930	1%	7,895	7,972	-1%
Interest on federal funds sold and other investments	179	199	-10%	179	0%	358	424	-16%
Total interest income	37,294	36,593	2%	37,194	0%	74,488	75,254	-1%

Interest expense:
Interest on deposits	5,090	6,279	-19%	5,131	-1%	10,221	16,226	-37%
Interest on other borrowings	2,873	3,506	-18%	3,180	-10%	6,053	6,977	-13%
Total interest expense	7,963	9,785	-19%	8,311	-4%	16,274	23,203	-30%

Net interest income before provision for loan losses	29,331	26,808	9%	28,883	2%	58,214	52,051	12%
Provision for loan losses	10,047	42,323	-76%	5,262	91%	15,309	67,730	-77%
Net interest income after provision for loan losses	19,284	(15,515)	N/A	23,621	-18%	42,905	(15,679)	N/A

Non-interest income:
Service fees on deposit accounts	1,413	1,572	-10%	1,497	-6%	2,910	3,191	-9%
Net gains on sales of loans	4,354	979	345%	1,160	275%	5,514	1,022	440%
Net gains on sales of securities available-for-sale	6	96	-94%	-	N/A	6	6,392	-100%
Net valuation gains (losses) on interest rate swaps	(106)	(495)	79%	(11)	-864%	(117)	(726)	84%
Net gains (losses) on sales of OREO	25	(567)	104%	2	1150%	27	(552)	105%
Other income and fees	1,992	1,875	6%	1,862	7%	3,854	3,517	10%
Total non-interest income	7,684	3,460	122%	4,510	70%	12,194	12,844	-5%

Non-interest expense:
Salaries and employee benefits	7,625	5,977	28%	7,154	7%	14,779	11,570	28%
Occupancy	2,445	2,424	1%	2,437	0%	4,882	4,851	1%
Furniture and equipment	934	884	6%	935	0%	1,869	1,662	12%
Advertising and marketing	594	612	-3%	579	3%	1,173	1,071	10%
Data processing and communications	923	1,051	-12%	983	-6%	1,906	1,984	-4%
Professional fees	769	756	2%	709	8%	1,478	1,458	1%
FDIC assessment	877	1,191	-26%	1,289	-32%	2,166	2,558	-15%
Other	2,719	3,072	-11%	2,609	4%	5,328	4,997	7%
Total non-interest expense	16,886	15,967	6%	16,695	1%	33,581	30,151	11%
Income (loss) before income taxes	10,082	(28,022)	N/A	11,436	-12%	21,518	(32,986)	N/A
Income tax provision (benefit)	3,764	(12,145)	N/A	4,690	-20%	8,454	(14,577)	N/A
Net income (loss)	$6,318	$(15,877)	N/A	$6,746	-6%	13,064	(18,409)	N/A
Dividends and discount accretion on preferred stock	$(1,075)	$(1,073)	0%	$(1,075)	0%	(2,150)	(2,144)	0%
Net income (loss) available to common stockholders	$5,243	$(16,950)	N/A	$5,671	-8%	$10,914	$(20,553)	N/A

Earnings (Loss) Per Common Share:
Basic	$0.14	$(0.45)		$0.15		$0.29	$(0.54)
Diluted	$0.14	$(0.45)		$0.15		$0.29	$(0.54)

Average Shares Outstanding:
Basic	38,047,371	37,921,885		37,987,345		38,017,473	37,875,494
Diluted	38,082,023	37,921,885		38,098,848		38,079,650	37,875,494

	Three months ended					Six Months Ended,
	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Net interest income	$29,331	$28,883	$28,723	$27,610	$26,808	$58,214	$52,051
Non-interest income	7,684	4,510	4,298	7,339	3,460	12,194	12,844
Non-interest expense	16,886	16,695	17,530	15,693	15,967	33,581	30,151
Pre Tax - Pre Provision income	20,129	16,698	15,491	19,256	14,301	36,827	34,744
Provision for loan losses	10,047	5,262	5,800	11,100	42,323	15,309	67,730
Income (loss) before income taxes	$10,082	$11,436	$9,691	$8,156	$(28,022)	$21,518	$(32,986)

PTPP to average assets (annualized)	2.75%	2.27%	2.07%	2.60%	1.97%	2.51%	2.29%

Nara Bancorp, Inc.
Supplemental Data
Unaudited (Dollars in Thousands, Except for Per Share Data)

	(Annualized)					(Annualized)
	At or for the Three Months Ended					At or for the Six Months Ended
Profitability measures:	6/30/2011	6/30/2010	3/31/2011			6/30/2011	6/30/2010
ROA [1]	0.86%	-2.19%	0.92%			0.89%	-1.21%
ROE [1]	6.84%	-17.30%	7.43%			7.13%	-9.96%
Net interest margin[4]	4.16%	3.86%	4.13%			4.15%	3.60%
Efficiency ratio	45.62%	52.75%	50.00%			47.69%	46.46%

[1] based on net income before effect of dividends and discount accretion on preferred stock

	Three Months Ended			Three Months Ended			Three Months Ended
	6/30/2011			6/30/2010			3/31/2011

		Interest	Annualized		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)					(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,190,436	$33,150	6.07%	$2,177,523	$33,510	6.17%	$2,167,739	$33,085	6.19%
Securities available for sale	501,298	3,965	3.16%	459,883	2,884	2.51%	526,341	3,930	2.99%
FRB and FHLB stock and other investments	132,957	179	0.54%	142,210	192	0.54%	137,094	179	0.52%
Federal funds sold	-	-	N/A	4,615	7	0.61%	-	-	N/A
Total interest earning assets[4]	$2,824,691	$37,294	5.29%	$2,784,231	$36,593	5.27%	$2,831,174	$37,194	5.32%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$710,948	$1,545	0.87%	$591,012	$1,603	1.08%	$680,254	$1,464	0.87%
Savings	126,238	729	2.32%	135,906	828	2.44%	126,661	709	2.27%
Time deposits:
$100,000 or more	315,278	381	0.49%	461,708	1,349	1.17%	321,708	455	0.57%
Other	623,361	2,435	1.57%	571,790	2,499	1.75%	640,549	2,503	1.58%
Total time deposits	938,639	2,816	1.20%	1,033,498	3,848	1.49%	962,257	2,958	1.25%
Total interest bearing deposits	1,775,825	5,090	1.15%	1,760,416	6,279	1.43%	1,769,172	5,131	1.18%
FHLB advances	300,000	2,412	3.23%	350,000	2,981	3.42%	324,611	2,572	3.21%
Other borrowings	42,624	461	4.27%	40,927	525	5.07%	55,088	608	4.42%
Total interest bearing liabilities	2,118,449	$7,963	1.51%	2,151,343	$9,785	1.82%	2,148,871	$8,311	1.57%
Non-interest bearing demand deposits	417,366			348,687			388,928
Total funding liabilities / cost of funds	$2,535,815		1.26%	$2,500,030		1.57%	$2,537,799		1.33%
Net interest income / net interest spread[4]		$29,331	3.78%		$26,808	3.45%		$28,883	3.75%
Net interest margin[4]			4.16%			3.86%			4.13%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			4.20%			3.91%			4.14%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			4.19%			3.89%			4.11%

Non-accrual loan income (reversed) recognized		$(237)			$(304)			$(100)
Prepayment fee income received		34			123			229
Net		$(203)			$(181)			$129

Cost of deposits:
Non-interest bearing demand deposits	$417,366	$-		$348,687	$-		$388,928	$-
Interest bearing deposits	1,775,825	5,090	1.15%	1,760,416	6,279	1.43%	1,769,172	5,131	1.18%
Total deposits	$2,193,191	$5,090	0.93%	$2,109,103	$6,279	1.19%	$2,158,100	$5,131	0.96%

	Six Months Ended			Six Months Ended
	6/30/2011			6/30/2010

		Interest	Annualized		Interest	Annualized
	Average	Income/	Average	Average	Income/	Average
	Balance	Expense	Yield/Cost	Balance	Expense	Yield/Cost
	(Dollars in thousands)			(Dollars in thousands)
INTEREST EARNING ASSETS:

Gross loans[4], includes loans held for sale	$2,179,150	$66,235	6.13%	$2,188,942	$66,858	6.16%
Securities available for sale	513,751	7,895	3.07%	560,394	7,972	2.85%
FRB and FHLB stock and other investments	135,016	358	0.53%	154,135	375	0.49%
Federal funds sold	-	-	N/A	12,265	49	0.79%
Total interest earning assets[4]	$2,827,917	$74,488	5.31%	$2,915,736	$75,254	5.20%

INTEREST BEARING LIABILITIES:
Deposits:
Demand, interest-bearing	$695,686	$3,009	0.87%	$548,077	$2,894	1.06%
Savings	126,449	1,439	2.29%	135,177	1,633	2.44%
Time deposits:
$100,000 or more	318,475	837	0.53%	681,366	6,308	1.87%
Other	631,907	4,936	1.58%	536,128	5,391	2.03%
Total time deposits	950,382	5,773	1.23%	1,217,494	11,699	1.94%
Total interest bearing deposits	1,772,517	10,221	1.16%	1,900,748	16,226	1.72%
FHLB advances	312,238	4,984	3.22%	350,000	5,997	3.45%
Other borrowings	48,822	1,069	4.35%	40,350	980	4.83%
Total interest bearing liabilities	2,133,577	$16,274	1.54%	2,291,098	$23,203	2.04%
Non-interest bearing demand deposits	403,229			340,329
Total funding liabilities / cost of funds	$2,536,806		1.29%	$2,631,427		1.78%
Net interest income / net interest spread[4]		$58,214	3.77%		$52,051	3.16%
Net interest margin[4]			4.15%			3.60%
Net interest margin[4], excluding effect of non-accrual loan income(expense)			4.17%			3.67%
Net interest margin[4], excluding effect of non-accrual loan income(expense) and prepayment fee income			4.15%			3.65%

Non-accrual loan income (reversed) recognized		$(337)			$(1,092)
Prepayment fee income received		263			296
Net		$(74)			$(796)

Cost of deposits:
Non-interest bearing demand deposits	$403,229	$-		$340,329	$-
Interest bearing deposits	1,772,517	10,221	1.16%	1,900,748	16,226	1.72%
Total deposits	$2,175,746	$10,221	0.95%	$2,241,077	$16,226	1.46%

	For the Three Months Ended					For the Six Months Ended
	6/30/2011	6/30/2010	% change	3/31/2011	% change	6/30/2011	6/30/2010	% change
AVERAGE BALANCES
Gross loans[4], includes loans held for sale	$2,190,436	$2,177,523	1%	$2,167,739	1%	2,179,150	2,188,942	0%
Investments	634,255	606,708	5%	663,435	-4%	648,767	726,794	-11%
Interest-earning assets[4]	2,824,691	2,784,231	1%	2,831,174	0%	2,827,917	2,915,736	-3%
Total assets	2,933,003	2,899,677	1%	2,936,114	0%	2,934,546	3,037,248	-3%

Interest-bearing deposits	1,775,825	1,760,416	1%	1,769,172	0%	1,772,517	1,900,748	-7%
Interest-bearing liabilities	2,118,449	2,151,343	-2%	2,148,871	-1%	2,133,577	2,291,098	-7%
Non-interest-bearing demand deposits	417,366	348,687	20%	388,928	7%	403,229	340,329	18%
Stockholders' Equity	369,485	367,038	1%	363,166	2%	366,343	369,686	-1%
Net interest earning assets[4]	706,242	632,888	12%	682,303	4%	694,340	624,638	11%

LOAN PORTFOLIO COMPOSITION[4]:	6/30/2011	3/31/2011	% change	12/31/2010	% change	6/30/2010	% change

Commercial loans	$578,508	$552,868	5%	$549,240	5%	$531,588	9%
Real estate loans	1,602,162	1,576,477	2%	1,573,814	2%	1,564,627	2%
Consumer and other loans	11,755	12,635	-7%	13,268	-11%	17,149	-31%
Loans outstanding[4]	2,192,425	2,141,980	2%	2,136,322	3%	2,113,364	4%
Unamortized deferred loan fees - net of costs	(2,386)	(2,047)	-17%	(2,261)	-6%	(2,491)	4%
Loans[4], net of deferred loan fees and costs	2,190,039	2,139,933	2%	2,134,061	3%	2,110,873	4%
Allowance for loan losses	(59,696)	(63,340)	6%	(62,320)	4%	(62,988)	5%
Loan receivable[4], net	$2,130,343	$2,076,593	3%	$2,071,741	3%	$2,047,885	4%
[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.	$12,407	$14,180		$13,684		$15,841

REAL ESTATE LOANS BY PROPERTY TYPE:	6/30/2011	3/31/2011	% change	12/31/2010	% change	6/30/2010	% change
Retail buildings	$386,380	$378,900	2%	$361,774	7%	$363,040	6%
Hotels/motels	256,129	272,812	-6%	275,433	-7%	285,032	-10%
Gas stations/ car washes	309,914	274,896	13%	270,788	14%	259,367	19%
Mixed-use facilities	161,285	163,201	-1%	160,498	0%	145,793	11%
Warehouses	116,461	117,151	-1%	112,415	4%	110,668	5%
Multifamily	98,464	92,635	6%	88,094	12%	83,683	18%
Other	273,525	276,882	-1%	304,812	-10%	317,044	-14%
Total	$1,602,158	$1,576,477	2%	$1,573,814	2%	$1,564,627	2%

DEPOSIT COMPOSITION	6/30/2011	3/31/2011	% Change	12/31/2010	% Change	6/30/2010	% Change
Non-interest-bearing demand deposits	$432,616	$402,579	7%	$388,731	11%	$342,409	26%
Money market and other	712,028	690,398	3%	688,593	3%	599,995	19%
Saving deposits	126,694	127,905	-1%	126,255	0%	135,917	-7%
Time deposits of $100,000 or more	343,366	318,861	8%	321,542	7%	386,629	-11%
Other time deposits	617,476	636,355	-3%	650,993	-5%	665,439	-7%
Total deposit balances	$2,232,180	$2,176,098	3%	$2,176,114	3%	$2,130,389	5%

DEPOSIT COMPOSITION (%)	6/30/2011	3/31/2011	12/31/2010	6/30/2010
Non-interest-bearing demand deposits	19.4%	18.5%	17.9%	16.1%
Money market and other	31.9%	31.7%	31.6%	28.2%
Saving deposits	5.7%	5.9%	5.8%	6.4%
Time deposits of $100,000 or more	15.4%	14.7%	14.8%	18.1%
Other time deposits	27.6%	29.2%	29.9%	31.2%
Total deposit balances	100.0%	100.0%	100.0%	100.0%

CAPITAL RATIOS	6/30/2011	3/31/2011	12/31/2010	6/30/2010
Total stockholders' equity	$372,539	$364,336	$358,563	$351,629
Tier 1 risk-based capital ratio	16.42%	16.47%	16.42%	16.01%
Total risk-based capital ratio	17.69%	17.74%	17.69%	17.28%
Tier 1 leverage ratio	13.32%	12.92%	12.61%	12.69%
Book value per common share	$8.02	$7.83	$7.69	$7.52
Tangible common equity per share[2]	$7.94	$7.75	$7.61	$7.44
Tangible common equity to tangible assets[2]	10.21%	10.08%	9.76%	9.74%

[2] Tangible common equity to tangible assets is a non-GAAP financial measure that represents common equity less goodwill and other intangible assets, net divided by total assets less goodwill and other intangible assets, net. Management reviews tangible common equity to tangible assets in evaluating the Company's capital levels and has included this ratio in response to market participant interest in tangible common equity as a measure of capital.

Reconciliation of GAAP financial measures to non-GAAP financial measures:

	6/30/2011	3/31/2011	12/31/2010	6/30/2010
Total stockholders' equity	$372,539	$364,336	$358,563	$351,629
Less: Preferred stock, net of discount	(64,679)	(64,441)	(64,203)	(63,731)
Common stock warrant	(2,383)	(2,383)	(2,383)	(2,383)
Goodwill and other intangible assets, net	(2,888)	(2,965)	(3,043)	(3,297)
Tangible common equity	$302,589	$294,547	$288,934	$282,218

Total assets	$2,967,288	$2,926,143	$2,963,296	$2,901,065
Less: Goodwill and other intangible assets, net	(2,888)	(2,965)	(3,043)	(3,297)
Tangible assets	$2,964,400	$2,923,178	$2,960,253	$2,897,768

Common shares outstanding	38,097,327	37,993,327	37,983,027	37,956,527

Tangible common equity to tangible assets	10.21%	10.08%	9.76%	9.74%
Tangible common equity per share	$7.94	$7.75	$7.61	$7.44

	For the Three Months Ended					For the Six Months Ended
ALLOWANCE FOR LOAN LOSSES:	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010
Balance at beginning of period	$63,340	$62,320	$63,692	$62,988	$63,995	$62,320	$59,424
Provision for loan losses	10,047	5,262	5,800	11,100	42,323	15,309	67,730
Recoveries	1,500	1,068	917	432	1,348	2,568	1,569
Charge offs	(15,191)	(5,310)	(8,089)	(10,828)	(44,678)	(20,501)	(65,735)
Balance at end of period	$59,696	$63,340	$62,320	$63,692	$62,988	$59,696	$62,988
Net charge-off/average gross loans[4] (annualized)	2.50%	0.78%	1.33%	1.93%	7.96%	1.65%	5.86%

	For the Three Months Ended					For the Six Months Ended
NET CHARGED OFF LOANS BY TYPE	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010	6/30/2011	6/30/2010

Real estate loans	$12,242	$2,847	$5,400	$5,821	$34,876	$15,089	$47,699
Commercial loans	1,474	1,455	1,663	4,549	8,243	2,929	15,444
Consumer loans	(25)	(60)	109	26	211	(85)	1,023
Total net charge-offs	$13,691	$4,242	$7,172	$10,396	$43,330	$17,933	$64,166

NON-PERFORMING ASSETS	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Delinquent loans 90 days or more on non-accrual status[4]	$35,385	$46,961	$43,803	$50,521	$46,174
Delinquent loans 90 days or more on accrual status	-	-	-	-	1,845
Total non-performing loans[4]	35,385	46,961	43,803	50,521	48,019
Other real estate owned	4,404	2,708	-	3,591	4,709
Accruing restructured loans	15,787	29,419	35,103	34,391	33,950
Total non-performing assets[4]	$55,576	$79,088	$78,906	$88,503	$86,678
Non-performing assets4/ total assets	1.87%	2.70%	2.72%	2.96%	2.99%
Non-performing assets4/ gross loans[4] & OREO	2.53%	3.69%	3.77%	4.11%	4.10%
Non-performing loans (excludes accruing restructured loans)4/gross loans[4]	1.62%	2.19%	2.05%	2.35%	2.27%
Non-performing loans (includes accruing restructured loans)4/gross loans[4]	2.34%	3.57%	3.70%	3.95%	3.88%
Allowance for loan losses/ gross loans[4]	2.73%	2.96%	2.92%	2.97%	2.98%
Allowance for loan losses/ non-performing loans (excludes accruing restructured loans)[4]	168.70%	134.88%	142.27%	126.07%	131.17%
Allowance for loan losses/ non-performing loans (includes accruing restructured loans)[4]	116.66%	82.93%	78.98%	75.01%	76.84%
Allowance for loan losses/ non-performing assets[4]	107.41%	80.09%	78.98%	71.97%	72.67%

BREAKDOWN OF ACCRUING RESTRUCTURED LOANS BY TYPE:	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Retail buildings	$-	$1,192	$4,832	$2,396	$3,353
Hotels/motels	12,027	17,503	6,193	8,589	8,612
Gas stations/ car washes	-	566	1,475	910	365
Mixed-use facilities	953	953	-	-	-
Warehouses	-	-	-	-	-
Multifamily	-	-	-	-	-
Other[3]	2,807	9,205	22,603	22,496	21,620
Total	$15,787	$29,419	$35,103	$34,391	$33,950
[3] Includes commercial business and other loans

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

30 - 59 days	$1,448	$5,618	$3,012	$2,192	$5,716
60 - 89 days	1,870	2,741	1,284	757	598
Total delinquent loans less than 90 days past due[4]	$3,318	$8,359	$4,296	$2,949	$6,314

DELINQUENT LOANS LESS THAN 90 DAYS PAST DUE BY TYPE	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Real estate loans	$1,701	$7,200	$2,714	$1,369	$3,696
Commercial loans	1,606	1,138	1,539	1,540	2,513
Consumer loans	11	21	43	40	105
Total delinquent loans less than 90 days past due[4]	$3,318	$8,359	$4,296	$2,949	$6,314

NON-PERFORMING LOANS BY TYPE	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010

Real estate loans	$20,661	$31,096	$26,895	$31,153	$33,805
Commercial loans	14,342	15,465	16,460	18,680	13,680
Consumer loans	382	400	448	688	534
Total non-performing loans[4]	$35,385	$46,961	$43,803	$50,521	$48,019

WATCH LIST LOANS	6/30/2011	3/31/2011	12/31/2010	9/30/2010	6/30/2010
Special mention	$15,342	$21,272	$29,573	$30,767	$46,449
Substandard	116,561	142,191	135,774	147,641	116,069
Doubtful	5,174	5,057	260	413	783
Loss	-	-	-	-	-
Total watch list loans[4]	$137,077	$168,520	$165,607	$178,821	$163,301

[4] The loan portfolio composition tables and net interest margin excludes the guaranteed portion of delinquent SBA loans for the amounts indicated at each period as these are 100% guaranteed by the SBA.

CONTACT:
Investors and Financial Media:
Financial Profiles, Inc
Tony Rossi, 310-478-2700 x13
trossi@finprofiles.com